SUB-ITEM 77I:  Terms of new or amended
securities

77I(b) - Attached is the Class R6 Shares Exhibit to the Multiple Class Plan of Federated Bond Fund, a portfolio of Federated Investment Series Funds,
Inc.  The information contained in the attached
Exhibit serves as the description of Class R6
Shares as required by this Item.




CLASS R6 SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED AS OF 10/1/16)

1.	SEPARATE ARRANGEMENT AND
EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class R6 Shares will consist of:

(
i
)
sales
and
shareho
lder
servicin
g by
financia
l
interme
diaries
to the
followi
ng
categori
es of
investor
s
("Eligib
le
Investor
s"):

*
An investor participating in a wrap
program or other fee-based program
sponsored by a financial
intermediary;
*
An investor participating in a no-
load network or platform sponsored
by a financial intermediary where
Federated has entered into an
agreement with the intermediary;
*
A trustee/director, employee or
former employee of the Fund, the
Adviser, the Distributor and their
affiliates; an immediate family
member of these individuals, or a
trust, pension or profit-sharing plan
for these individuals;
*
An employer-sponsored retirement
plan;
*
A trust institution investing on
behalf of its trust customers;
*
An investor, other than a natural
person, purchasing Shares directly
from the Fund;
*
A Federated Fund;
*
An investor (including a natural
person) who acquired R6 Shares
pursuant to the terms of an
agreement and plan of
reorganization which permits the
investor to acquire such Shares; and
*
In connection with an acquisition of
an investment management or
advisory business, or related
investment services, products or
assets, by Federated or its
investment advisory subsidiaries, an
investor (including a natural person)
who (1) becomes a client of an
investment advisory subsidiary of
Federated or (2) is a shareholder or
interest holder of a pooled
investment vehicle or product that
becomes advised or subadvised by a
Federated investment advisory
subsidiary as a result of such an
acquisition other than as a result of a
fund reorganization transaction
pursuant to an agreement and plan of
reorganization.





In connection with this arrangement, Class R6 Shares will bear the following fees and expenses:

F
e
e
s

a
n
d

E
x
p
e
n
s
e
s
Maximum Amount
Allocated R6 Shares
S
a
l
e
s

L
o
a
d
None
C
o
n
t
i
n
g
e
n
t

D
e
f
e
r
r
e
d

S
a
l
e
s

C
h
a
r
g
e

(
"
C
D
S
C
"
)
None
S
h
a
r
e
h
o
l
d
e
r

S
e
r
v
i
c
e

F
e
e
None
R
e
d
e
m
p
t
i
o
n

F
e
e
None
1
2
b
-
1

F
e
e
None
O
t
h
e
r

E
x
p
e
n
s
e
s
Itemized expenses
incurred by the Fund with
respect to holders of
Class R6 Shares.

2.	CONVERSION AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-3, Class R6 Shares have the following conversion rights and exchange privileges at the election of the shareholder:

C
o
n
v
e
r
s
i
o
n

R
i
g
h
t
s
:
None
E
x
c
h
a
n
g
e

P
r
i
v
i
l
e
g
e
s
:
Class R6 Shares may be
exchanged into any
Federated fund or share
class that does not have a
stated sales charge or
contingent deferred sales
charge, except Shares of
Federated Institutional
Prime 60 Day Fund,
Federated Institutional
Money Market
Management, Federated
Institutional Prime
Obligations Fund,
Federated Institutional
Tax-Free Cash Trust,
Federated Institutional
Prime Value Obligations
Fund, Class A Shares of
Federated Government
Reserves Fund and Class
R Shares of any Fund,
provided that the
shareholder meets any
shareholder eligibility
and minimum initial
investment requirements
for the Shares to be
purchased, (if
applicable), both
accounts have identical
registrations, and the
shareholder receives a
prospectus for the fund in
which the shareholder
wishes to exchange.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


SCHEDULE OF FUNDS
OFFERING CLASS R6 SHARES

The Funds set forth on this Schedule each offer Class R6
Shares on the terms set forth in the Class R6 Shares
Exhibit to the Multiple Class Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated Clover Small
Value Fund
  Federated InterContinental
Fund
  Federated Kaufmann Large
Cap Fund
  Federated Strategic Value
Dividend Fund
  Federated International
Strategic Income Fund
  Federated InterContinental
Fund
  Federated MDT Mid Cap
Growth Strategies Fund

Federated Global Allocation
Fund

Federated High Yield Trust

Federated Income Securities
Trust
Federated Floating Rate
Strategic Income Fund

Federated Index Trust
Federated Mid-Cap Index
Fund

Federated Institutional
Trust
Federated Government
Ultrashort Duration Fund
Federated Institutional High
Yield Bond Fund
Federated Short-Intermediate
Total Return Bond Fund
Federated Short-Term Income
Fund

Federated Investment Series
Funds,  Inc.
Federated Bond Fund

Federated MDT Series
Federated MDT Small Cap
Core Fund
Federated MDT Small Cap
Growth Fund
Federated MDT All Cap Core
Fund
Federated MDT Balanced
Fund

Federated MDT Stock Trust

Federated Total Return
Government Bond Fund

Federated Total Return
Series, Inc.
  Federated Total Return Bond
Fund

Federated World
Investment Series, Inc.

  Federated International
Leaders Fund